Exhibit 99.2

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on , 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/AVNX • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board of Directors recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

		For	Against	Abstain	+
1.
Proposal to approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of January 27, 2009, by and among Bookham, Inc., a Delaware corporation, Ultraviolet Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Bookham, and Avanex Corporation.
		☐	☐	☐
		For	Against	Abstain
2.	Proposal to approve an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Avanex Proposal No. 1.	☐	☐	☐

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as an executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 1U P X 0 2 0 9 9 7 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>                    010CBB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Avanex Corporation

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      , 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Giovani Barbarossa and Mark Weinswig and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Avanex Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Avanex Corporation to be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538, telephone (510) 897-4188, on                     , 2009 at                      (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the specified instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
Unless a contrary direction is indicated, this Proxy will be voted “FOR” the Proposals on the reverse side hereof, as more specifically described in the joint Proxy Statement/Prospectus. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
Please sign, date and return this proxy card promptly using the enclosed envelope.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE